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EXPRESS DIRECT GROWTH AND INCOME FUND, INC.

EXHIBIT INDEX

Exhibit 1:             Articles of Incorporation, dated September 1,
                       1995.

Exhibit 2:             Forms of By-laws.

Exhibit 8:             Form of Custodian Agreement.

Exhibit 9(b):          Form of Administrative Services Agreement.